--------------------------------------------------------------------------------

                                     NUMBER
                               ------------------
                                FMW
                               ------------------

--------------------------------------------------------------------------------
           (C) SECURITY COLUMBIAN UNITED STATES BANKNOTE CORPORATION



                                                                  WARRANTS
THIS WARRANT IS VOID AFTER 5:00 P.M. NEW YORK CITY TIME ON     ---------------

                                                               ---------------
               FIRST MONTAUK FINANCIAL CORP.                   SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
     CLASS C REDEEMABLE COMMON STOCK PURCHASE WARRANT

  INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY      CUSIP 321006 11 6

--------------------------------------------------------------------------------
This certifies that, for value received,



--------------------------------------------------------------------------------

or registered assigns, is the owner of the number of Common Stock Purchase Warrants (hereinafter referred to as "Warrants") set forth above. Each Warrant entitles the owner thereof to purchase at any time commencing on the date hereof at North American Transfer Co. or its successor as Warrant Agent, one fully paid and nonassessable share of the Common Stock, no par value (the "Common Stock"), of First Montauk Financial Corp., a New Jersey corporation (the "Company"), at a purchase price of $7.00 per share until 5:00 P.M., New York City Time on _____ upon presentation and surrender of this Warrant Certificate with the Form of Election To Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise hereof) set forth above, and the purchase price set forth above, are the number and purchase price as of the date hereof based on the shares of Common Stock of the Company as constituted at such date.

      The provisions of this Warrant are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth in this place. This Warrant may be redeemed at the election of the Company at $.05 per Warrant at the time, in the manner, and on the conditions provided for in the Warrant Agreement between the Company and the Warrant Agent.

      This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

      WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated:

Countersigned:
               NORTH AMERICAN TRANSFER CO.                             [Seal]
                    (Freeport, N.Y.)
By                                              Warrant Agent

                                           Authorized Officer



                                           FIRST MONTAUK FINANCIAL CORP.


                                           /s/ WILLIAM J. KURINSKY

                                                                       Secretary

                                           /s/ HERBERT KURINSKY

                                                                       President

--------------------------------------------------------------------------------
                           AMERICAN BANKNOTE COMPANY
                              680 BLAIR MILL ROAD
                                HORSHAM, PA 19044
                                  215-657-3480
--------------------------------------------------------------------------------
             SALES PERSON - G. BEEHLER / J. NAPOLITANO 212-557-9100
--------------------------------------------------------------------------------
                         /home/larry/home12/FIRST50920
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 PRODUCTION COORDINATOR PAT STATES 215-830-2196
                             PROOF OF JUNE 18, 1997
                         FIRST MONTAUK FINANCIAL CORP.
                                  H50920face3
--------------------------------------------------------------------------------
    Opr.        Ir/koshy                Rev. 1
--------------------------------------------------------------------------------
                               /net/banknote/home
--------------------------------------------------------------------------------

                          FIRST MONTAUK FINANCIAL CORP.
                               WARRANT CERTIFICATE

      This Warrant Certificate is subject to all of the terms, provisions and conditions of an agreement dated as of _______ ("Warrant Agreement") between the Company and the Warrant Agent, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the above mentioned office of the Warrant Agent and may be obtained on request of any warrant holder from either the Company or the Warrant Agent.

      As provided In the Warrant Agreement, the purchase price and the number of shares of Common Stock which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

      This Warrant Certificate, with or without other Warrant Certificates, upon surrender to the Warrant Agent at the address on the reverse hereof may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants unexercised.

      No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby; upon the exercise of such Warrant or Warrants, the Company shall issue the largest number of whole shares of Common Stock purchasable upon exercise. The Company shall not be required to make any cash or other adjustment in respect to any such fraction of a share to which the holder hereof would otherwise be entitled. By his acceptance of the Warrant Certificate, the holder hereof expressly waives any right he may have to receive a certificate for any fraction of a share upon exercise hereof.

      No holder of this Warrant Certificate shall be entitled to vote or receive dividends or subscription rights or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of shares, reclassification of shares, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting shareholders (except for notices provided for in the Warrant Agreement), until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise hereof shall have become deliverable as provided in the Warrant Agreement, at which time the person or persons in whose name or names the certificate or certificates for such Common Stock shall be issued stall be deemed the holder or holders of record of such shares of Common Stock for all purposes.

      Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

            (a) the Warrant Certificates are transferable only on the registry books of the Warrant Agent if surrendered to the Warrant Agent at the address on the reverse hereof, duty endorsed, or accompanied by a proper instrument of transfer; and

            (b) the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate to registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                              ELECTION TO PURCHASE

                      (To be executed if holder desires to
                          exercise Warrant Certificate)

North American Transfer Co.
147 West Merrick Road
Freeport, New York 11520

    The undersigned hereby irrevocably elects to exercise

______________________________________________________________________ Warrants
represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:


PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER
--------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         (Please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:


PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER
--------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         (Please print name and address)

Dated: ___________________________________________________________________ 19___


--------------------------------------------------------------------------------
                                   Signature
(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)


--------------------------------------------------------------------------------
                              Signature Guaranteed


                                   ASSIGNMENT

             (To be executed by the registered holder if such holder
                   desires to transfer the Warrant Certificate)

FOR VALUE RECEIVED _____________________________________________________________
hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
                  (Please print name and address of transferee)


--------------------------------------------------------------------------------
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint


_______________________________________________________________________Attorney,
to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated: __________________________________________________________________,19___


--------------------------------------------------------------------------------
                                   Signature
(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)


--------------------------------------------------------------------------------
                              Signature Guaranteed


--------------------------------------------------------------------------------
                           AMERICAN BANKNOTE COMPANY
                              680 BLAIR MILL ROAD
                                HORSHAM, PA 19044
                                  215-657-3480
--------------------------------------------------------------------------------
             SALES PERSON - G. BEEHLER / J. NAPOLITANO 212-557-9100
--------------------------------------------------------------------------------
                         /home/larry/home12/FIRST50920
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 PRODUCTION COORDINATOR PAT STATES 215-830-2196
                             PROOF OF JUNE 18, 1997
                         FIRST MONTAUK FINANCIAL CORP.
                             H50920bk (Lot 1, 2 & 3)
--------------------------------------------------------------------------------
    Opr.           koshy                Rev. 1
--------------------------------------------------------------------------------
                               /net/banknote/home
--------------------------------------------------------------------------------